Exhibit 10.8

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of May 24, 2013 (“Effective Date”), is executed by RiceBran Technologies, a California corporation (“RBT”), The RiceX Company, a Delaware corporation (“RiceX”), and Rice Science, LLC, a Delaware limited liability company (“Rice Science”, and together with RiceX and RBT, the “Company”), in favor of Collateral Agent (as herein defined) on behalf of the Investors listed on Schedule I hereto (each, an “Investor”, and collectively, the “Investors”).

RECITALS

A.            RBT and the Collateral Agent entered into a Security Agreement (“Existing Agreement”), dated January 17, 2012, in favor of the Investors listed on Schedule II hereto (“Early Investors”), which Security Agreement was amended on July 31, 2012 by that certain Amendment of Loan Documents (“Loan Document Amendment”)(as amended by the Loan Document Amendment, the “Existing Agreement”).

B.            RBT and the Investors are parties to an Amended and Restated Note and Warrant Purchase Agreement, of even date herewith (“Purchase Agreement”), pursuant to which the Company has issued and may continue to issue convertible promissory notes (each a “Note” and collectively, the “Notes”) in favor of the Investors; provided that the aggregate principal amount of all such Notes does not exceed $8,000,000.

C.            This Security Agreement amends and restates the Existing Agreement in its entirety and accordingly represents a Transaction Document (as defined in the Notes).

D.            The Early Investors executing this Security Agreement constitute a Majority in Interest of the Early Investors, and such Early Investors, together with the Company, may amend the Prior agreement as provided in this Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Collateral Agent and the Investors as follows:

1.    Definitions and Interpretation.  When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” means all right, title and interest of the Company in and to the following assets:

(a)            all accounts, deposit accounts, accounts receivable, contract rights, chattel paper, instruments, documents, general intangibles, including, without limitation, all forms of payment, all present and future incomes, rents, revenues, issues and profits, goodwill, licenses and license rights, bailment or leasehold interests, whether as lessor or lessee, all choses in action and recoveries for any loss in value of the real estate of Company or items of property described herein, rights in and to security agreements and other contracts or assignments providing security to Company, book debts, credits, indemnities, warranties or guarantees payable to Company upon loss or damage of property, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, business and accounting records, including all ledger account cards, in all cases whether now owned or hereafter created or acquired by Company or in which Company may now have or may hereafter acquire an interest and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

(b)            all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Company's business, now or at any time hereafter owned or acquired by Company, wherever located, and all products thereof, whether in the possession of Company, any warehousemen, any bailee or any other person and whether located at Company's places of business or elsewhere;

(c)            all money and property heretofore, now or hereafter delivered to or deposited with Collateral Agent or otherwise coming into the possession, custody or control of Collateral Agent in any manner or for any purpose whatsoever during the existence of this Security Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(d)            all right, title and interest of Company under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service agreements, maintenance agreements and other similar contracts of every kind in which Company now has or at any time hereafter shall have an interest;

(e)            all of Company's goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and improvements, replacements, accessions and additions thereto, whether located on any property owned or leased by Company or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Company, and all such goods after they have been severed and removed from any of said real property; and

(f)            all of Company's investment property;

together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any cause of action affecting or relating to any of the foregoing.

Notwithstanding anything to the contrary set forth above, the Collateral does not include RBT’s interest (“NutraSA Interest”) in NutraSA LLC, a Delaware limited liability company or RBT’s interest (“RBTPRO Interest”) in RBT PRO, LLC, a Delaware limited liability company.

“Convertible Debt Facility” shall mean, collectively, the Existing Convertible Debt Facility, the Exchange Debenture, the New Convertible Debt Facility and the TCA Convertible Debt Facility.

“Convertible Debt Lenders” shall mean Hillair Capital Investments L.P., TCA Global Credit master Fund, LP, and their successors and assigns.

“Exchange Debenture” shall mean the Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2014, in the aggregate principal amount of $1,009,200, which was issued to the Convertible Debt Lender pursuant to a Securities Exchange Agreement, dated on or about July 31, 2012.

“Existing Convertible Debt Facility” shall mean the OID Senior Secured Convertible Debt facility (not to exceed $870,000) between RBT and the Convertible Debt Lender, dated January 17, 2012.

“Irgovel” shall mean Industria Riograndese de Oleos Vegetais Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil.

“Lake Charles Assets” means the buildings, improvements, equipment, machinery, tools and assets used or located at RBT’s facility in Lake Charles, Louisiana.

“New Convertible Debt Facility” shall mean $290,000 Original Issued Discount Senior Secured Convertible Debenture facility that was entered into by RBT and Convertible Debt Lender pursuant to a Securities Purchase Agreement between RBT and the Convertible Debt Lender, dated on or about July 31, 2012.

“NutraSA” means NutraSA, LLC, a Delaware limited liability company.

“NutraSA Liquidity Transaction” shall mean any of the following transactions that results in cash being paid to RBT in respect and as a result thereof:  (i) the sale of all or substantially all the assets of Irgovel or NutraSA to a third party unaffiliated with RBT, (ii) the sale of all the membership interests of NutraSA or all of the equity of Irgovel to a third party unaffiliated with RBT or (iii) a merger or consolidation transaction involving Irgovel or NutraSA that results in RBT no longer holding an equity interest in the surviving entity or a parent entity of the surviving entity.

“NutraSA Proceeds” shall mean the net cash proceeds received by RBT from a NutraSA Liquidity Transaction, less any applicable taxes that are paid or payable by RBT in connection with such NutraSA Liquidity Transaction.

“Obligations” shall mean the Company’s obligations to pay principal, accrued interest and expenses to the Collateral Agent and the Investors under the Notes and the Security Agreement, and all other obligations of the Company under the Transaction Documents, including, without limitation, the obligations of RBT set forth in Section 10 of this Security Agreement.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens in favor of the Collateral Agent; (e) Liens upon any equipment acquired by Company or any of its Subsidiaries after January 17, 2012 to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods (g) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract; (h) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (i) leases or subleases and licenses or sublicenses granted in the ordinary course of Company’s business; (j) Liens in favor of the Convertible Debt Lenders under the Convertible Debt Facility; and (k) Liens in favor of First Community Financial, a division of Pacific Western Bank (“FCF”), pursuant to that certain Factoring Agreement, dated January 6, 2011, by and between RBT and FCF, and any amendments thereto so long as the terms of such agreement, as amended, are substantially similar to the terms of such agreement as in effect as of the date hereof; provided, however, the Factoring Limit thereunder shall not exceed $1,000,000.

“Releasable Assets” shall mean the real property used by RBT in Dillon, Montana, Mermentau, Louisiana, and Lake Charles, Louisiana, the improvements thereon and the equipment, machinery, tools and assets used and located at such properties.

“SRB Business” shall mean RBT’s stabilized rice bran business, which does not include (i) RBT’s business operated through Nutra SA, LLC, a Delaware limited liability company, Industria Riograndese de Oleos Vegetais Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil (“Irgovel Business”), (ii) RBT’s rice bran oil business (“Non-Irgovel RBO Business”) and (iii) RBT’s business operated through RiceRx, LLC and RiceScience, LLC (“NFF Business”).

“TCA Convertible Debt Facility” means any debt facility entered into between the Company, any of the Company’s subsidiaries and TCA Global Credit Master Fund, LP, so long as the original principal amount issued thereunder does not exceed $8,000,000.

“Transaction Documents” means this Security Agreement, the Notes, the Warrants, and the Purchase Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.    Grant of Security Interest.  As security for the Obligations, Company hereby pledges to Collateral Agent and grants to Collateral Agent a security interest in the Collateral, whether now existing or hereafter from time to time acquired; provided however, that such pledge and security interest shall be subject to any bona fide intellectual property licenses granted by the Company in the ordinary course of business, and Collateral Agent (when exercising Collateral Agent’s rights and duties hereunder) and any successor to the Company with respect to such bona fide licenses shall be bound by the terms and conditions of such licenses.

3.    Subordination.  The Collateral Agent and the Investors understand that the security interests granted herein are junior to the security interests of the Convertible Debt Lenders under the Convertible Debt Facility.  The Investors understand and agree that RBT and a Majority in Interest of the Investors may amend the terms of this Security Agreement in the future, and that such amendments could provide that loans incurred by the Company in the future (“Future Loans”) and the security interests in the Collateral and the Mortgages (as defined in the Purchase Agreement) that may be granted under such future loans (collectively, “Future Security Interests”) be senior to the obligations under the Notes and the security interests granted hereunder and under the Mortgages.  If RBT and a Majority in Interest of the Investors agree to so amend this Security Agreement to effect such Future Loan transactions, each Investor agrees to enter into such agreements as are reasonably requested by RBT and a Majority in Interest to subordinate the Obligations and the security interests granted hereunder and under the Mortgages to the obligations and Future Security Interests arising under the Future Loans.

4.    Release of Releasable Assets.  If a Majority in Interest of the Investors provide their prior written consent to the sale, which consent may not be withheld unreasonably, the Collateral Agent shall take all actions reasonably required to release and terminate the Collateral Agent’s Lien and Mortgage (as defined in the Purchase Agreement) on any Releasable Assets that have been sold by RBT or the SRB Holding Company (as defined below) or for which RBT or the SRB Holding Company has entered into an agreement to sell such assets.  Such release and termination shall be effective immediately upon such sale.  So long as no Event of Default is then continuing, if RBT establishes an operating facility outside of the United States using the Lake Charles Assets, enters into a joint venture using the Lake Charles Assets, sells all or any portion of the Lake Charles Assets or enters into an agreement to do the same, Collateral Agent’s Lien on such Lake Charles Assets shall immediately and automatically terminate.  RBT may take all necessary actions to reflect the foregoing, including without limitation the filing of any termination statements and the recording of any modification to a Mortgage.  The Collateral Agent and the Investors shall cooperate with RBT and execute any documents reasonably requested by RBT to effect the foregoing.  If any of the Releasable Assets are sold by RBT or the SRB Holding Company, the Collateral Agent may require RBT to, subject to the Convertible Debt Facility, prepay any portion of the Notes from the net proceeds actually received by RBT or the SRB Holding Company in such transaction, but only after application of the portion of such proceeds required to satisfy tax obligations or obligations under mechanics’ liens.

5.    General Representations and Warranties.  Company represents and warrants to Collateral Agent and the Investors purchasing Notes on or after the Effective Date that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; and (b) upon the filing of UCC-1 financing statements (“Financing Statement”) with the Secretaries of State of the State of California and the State of Delaware, Collateral Agent has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens and any Liens in favor of the Convertible Debt Lenders.  The filing of the Financing Statement’s as described above shall perfect Collateral Agent’s Lien on the Company’s issued patents and the Company’s registered trademarks.  Company hereby advises Collateral Agent that a bona fide purchaser for value who has recorded an assignment with the United States Patent and Trademark Office (“USPTO”) may defeat the earlier security interest of a secured party in an issued patent or a registered trademark that only files a UCC-1 in the appropriate offices and that does not record such Lien with the USPTO.  Company hereby advises Collateral agent that a security interest in money and a security interest in a deposit account may only be perfected by control, and not by the filing of a Financing Statement.  The filing of the Financing Statements as provided above will perfect Collateral Agent’s security interests in the stock and membership interests of RBT’s subsidiaries organized in any State in the United States.

6.    Covenants Relating to Collateral.  Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Collateral Agent therein and the perfection and first priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 30 days’ written notice to Collateral Agent, (i) not to change Company’s name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company’s records relating to accounts receivable and payment intangibles are kept, and (ii) not to change Company’s state of incorporation, and (e) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Collateral Agent to perfect, maintain and protect its Lien hereunder and the priority thereof.

7.    Authorized Action by Collateral Agent.  Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may, except as otherwise provided herein, perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (c) insure, process and preserve the Collateral; (d) pay any indebtedness of Company relating to the Collateral; and (e) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (d) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default.  Company agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys’ fees, Collateral Agent may incur while acting as Company’s attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.  It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent’s possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

8.    Default and Remedies.

(a)    Default.  Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

(b)    Remedies.  Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall, except as otherwise provided herein, have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law.  Company hereby agrees that ten (10) days’ notice of any intended sale or disposition of any Collateral is reasonable.

(c)    Application of Collateral Proceeds.  The proceeds and/or avails of the Collateral or the Real Property (as defined below), or any part thereof, and the proceeds and the avails of any remedy hereunder and under the Mortgages (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)      First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral and the Real Property, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent;

(ii)    Second, to the payment to each Investor of the amount then owing or unpaid on such Investor’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

(iii)   Third, to the payment of other amounts then payable to each Investor under any of the Transaction Documents, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under such Transaction Documents, then its Pro Rata Share of the amount remaining to be distributed; and

(iv)  Fourth, to the payment of the surplus, if any, to RBT, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term “Pro Rata Share” shall mean, when calculating an Investor’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the original outstanding principal amount of such Investor’s Note and (ii) the denominator of which is the original aggregate outstanding principal amount of all Notes issued under the Purchase Agreement.  In the event that an Investor receives payments or distributions in excess of its Pro Rata Share, then such Investor shall hold in trust all such excess payments or distributions for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors.

9.    Collateral Agent.

(a)    Appointment and Removal.  The Investors hereby appoint Baruch Halpern and Greg Vislocky as collateral agents for the Investors under this Security Agreement (in such capacities, and any successors thereto, collectively, the “Collateral Agent”) and as agents for the Investors with respect to the Mortgages, to serve from January 17, 2012 until the termination of the Security Agreement and the Mortgages or until one or both of such individuals serving as the Collateral Agent resigns or is removed as provided in this Section 9(a).  A Majority in Interest of Investors may remove a new Collateral Agent or replace a Collateral Agent.  If for any reason there is less than two individuals serving as Collateral Agent, a Majority in Interest of the Investors shall promptly appoint a new individual to serve as Collateral Agent.  The Collateral Agent may only act if the action is an affirmative action of all individuals serving collectively as the Collateral Agent; provided, however, that if both individuals serving as the Collateral Agent are unable to agree upon an action to be taken by the Collateral Agent, either individual may deliver to the other individual a written notice of such disagreement, stating in reasonably detail the substance of the disagreement(s) (the “Disputed Items” and such notice, the “Notice of Dispute”). Upon delivery of the Notice of Dispute, the two individuals shall discuss such Disputed Items in good faith.  If the individuals cannot resolve such Disputed Items on or prior to 10 Business Days after delivery of the Notice of Dispute (an “Unresolved Dispute Item”), then the individuals shall use commercially reasonable efforts to cause a mutually agreeable third party workout specialist (the “Referee”) to determine, within 20 Business Days following such date of hire, the Unresolved Dispute Items. If the individuals can’t agree on a Referee on or prior to 20 Business Days after delivery of the Notice of Dispute, the individual that did not deliver the Notice of Dispute will prepare a list of three third party workout specialists, the other individual will eliminate two of the names, and the remaining name on the list will be the Referee. The individuals each shall provide the Referee with all necessary documents.  The Referee shall determine only those Unresolved Dispute Items.  After the 20 Business Days period following hire, the Referee shall render its opinion as to the Unresolved Dispute Items and shall submit to both individuals a written determination of such Unresolved Dispute Items.  The determination of the Referee shall, with respect to such Unresolved Dispute Items, be final, conclusive, binding and non-appealable.  Either individual serving as Collateral Agent may take action in accordance with the determination of the Referee without the approval of the other individual serving as Collateral Agent.

(b)    Powers and Duties of Collateral Agent, Indemnity by Investors.

(i)    Each Investor hereby irrevocably authorizes the Collateral Agent to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Investors of a Majority in Interest in accordance with the terms hereof, together with such powers as are reasonably incidental thereto.  Collateral Agent may execute any of its duties hereunder and under the Mortgages by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii)    Neither the Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Investor or to Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder, under the Mortgages or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Collateral Agent, nor shall the Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement, the Mortgages or any instrument or document delivered hereunder or relating hereto; (ii) the title of Company to any of the Collateral or the real property and fixtures securing the Obligations under the Mortgages (collectively, the “Real Property”) or the freedom of any of the Collateral or Real Property from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Company’s compliance with any of the terms and conditions of this Security Agreement or the Mortgages; (iv) the failure by Company to deliver any instrument or document required to be delivered pursuant to the terms hereof or the Mortgages; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral or the Real Property, the servicing of the Collateral or the Real Property or the enforcement or the collection of any amounts owing with respect to the Collateral or the Real Property.

(iii)   In the case of this Security Agreement and the transactions contemplated hereby and the Mortgages and any related document relating to any of the Collateral or the Real Property, each of the Investors agrees to pay to the Collateral Agent, on demand, its Pro Rata Share of all reasonable fees and all reasonable expenses incurred in connection with the operation and enforcement of this Security Agreement, the Mortgages, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Company.  In the case of this Security Agreement and each instrument and document relating to any of the Collateral or the Real Property, each of the Investors and the Company hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Security Agreement, the Mortgages and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

10.    NutraSA.

(a)    Negative Pledge.  So long as any Obligations are outstanding, RBT shall not sell, transfer, assign, pledge, or grant a security interest in any of the membership interests held by RBT in NutraSA other than to the Convertible Debt Lenders.

(b)    Prepayment.  If a NutraSA Liquidity Transaction is completed, the Collateral Agent may require RBT to prepay any portion of the Notes from the NutraSA Proceeds, subject to the terms of any subordination agreement with the Convertible Debt Lenders.

11.    Miscellaneous.

(a)    Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing).  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Collateral Agent:
Gregory J. Vislocky
7700 NE Parkway Dr. Suite 300
Vancouver, WA 98662
Telephone: (360) 735-7155, Ext. 257
Email: gvislocky@prestigecare.com

And:
Baruch Halpern
20900 NE 30th Ave., Suite 200
Aventura, FL 33180
Telephone: (786) 528-1400
Email: bhalpern@halperncapital.com

Any Company:
RBT
6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ 85253
Attention: W. John Short, CEO
Telephone: (602) 522-3000
Facsimile: (602) 522-3001
with a copy to:
Weintraub Tobin Chediak Coleman Grodin Law Corporation
400 Capitol Mall, 11th Floor
Sacramento, CA 95814
Attention: Chris Chediak, Esq.
Telephone: (916) 558-6016
Facsimile: (916) 446-1611
Email: cchediak@weintraub.com

(b)    Nonwaiver.  No failure or delay on Collateral Agent’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(c)    Amendments and Waivers.  Except as expressly provided herein, this Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by RBT and a Majority in Interest of the Investors; provided, however, that Investors purchasing Notes in a Closing after the Initial Closing (as defined in the Purchase Agreement) may become Investors under this Security Agreement, by executing a counterpart of this Security Agreement without any amendment of this Security Agreement pursuant to this paragraph or any consent or approval of a Majority in Interest of the Investors. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(d)    Assignments.  This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(e)    Cumulative Rights, etc.  The rights, powers and remedies of Collateral Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Collateral Agent by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Collateral Agent’s rights hereunder.  Company waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent’s power.

(f)    Payments Free of Taxes, Etc.  All payments made by Company under the Transaction Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.  In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement.  Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(g)    Partial Invalidity.  If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)    Construction.  Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Investors, Collateral Agent and their respective counsel.  Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company, Investors or Collateral Agent.

(i)    Entire Agreement.  This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company, Investors and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.  This Security Agreement amended and restates the Existing Agreement in its entirety as of the Effective Date.

(j)    Other Interpretive Provisions.   References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be.  The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(k)    Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

(l)    SRB Holding Company.  Subject to the terms of the Convertible Debt Facility, RBT shall use commercially reasonable efforts to, within one hundred twenty (120) days following the written request of a Majority in Interest of the Investors after the Effective Date, establish a separate entity and transfer and assign to such entity, the assets of RBT comprising RBT’s SRB Business (such entity after receipt of such assets, “SRB Holding Company”), which assets include without limitation RBT’s stage 1 and stage 2 manufacturing facilities located in the United States, the licenses necessary to use the intellection property to operate the SRB Business and the customer lists associated with such SRB Business.  If RBT so establishes an SRB Holding Company, RBT shall promptly thereafter (i) grant to the Collateral Agent on behalf of the Investors a security interest in the equity interests of the SRB Holding Company and (ii) take such actions as are required to cause (A) the Collateral that is contributed to the SRB Holding Company to continue to be encumbered by the security interests granted hereunder to the extent that they are required to be encumbered hereunder (including with respect to priority) and (B) the real property assets that will be encumbered pursuant to the Mortgages to continue to be so encumbered.

(m)            Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

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The parties below have caused this Amended and Restated Security Agreement to be executed as of the day and year first above written.

RICEBRAN TECHNOLOGIES				THE RICEX COMPANY
a Delaware corporation

By:	/s/ J. Dale Belt			By:	/s/W. John Short
	Jerry Dale Belt, Chief Financial Officer				W. John Short, President

RICE SCIENCE, LLC
a Delaware limited liability company

	By:	RiceBran Technologies, its member

		By:	/s/ J. Dale Belt
Jerry Dale Belt, Chief Financial Officer

Collateral Agents	Investors

/s/ Baruch Halpern	/s/ Gregory J. Vislocky
Baruch Halpern	Gregory J. Vislocky

/s/ Gregory J. Vislocky	The Shoshana Shapiro Halpern
Gregory J. Vislocky	Revocable Trust UA June 13, 2006

	By:	/s/ Baruch Halpern
Baruch Halpern, Trustee

	By:	/s/Shoshana Halpern
Shoshana Halpern, Trustee

[Signature Page to Amended and Restated Security Agreement]

Signature Page for New Investors that are not Early Investors

INVESTOR:

Name of Investor

Signature of Investor

Title of Signatory, if applicable

Schedule I
Investors

Gregory J. Vislocky

Brian Rick Delamarter

Harold Guy Delamarter

The Shoshana Shapiro Halpern Revocable Trust UA June 13, 2006

Weintraub Partners

W. John Short and Karen A Wilson

Edward McMillan

Zanesville Partners Fund, LLC

Alon Gibli

Michael Geliebter

Baruch Halpern IRA

Schedule II
Early Investors

Gregory J. Vislocky

Brian Rick Delamarter

Harold Guy Delamarter

The Shoshana Shapiro Halpern Revocable Trust UA June 13, 2006

Weintraub Partners

W. John Short and Karen A Wilson

Edward McMillan

Zanesville Partners Fund, LLC

Alon Gibli

Michael Geliebter

Baruch Halpern IRA